UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): June 1, 2007
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22705 (Commission File Number)	33-0525145 (IRS Employer Identification No.)

12790 El Camino Real (Address of principal executive offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 Other Events.
SIGNATURES

ITEM 8.01 Other Events.
The Company’s Annual Meeting of Stockholders was held on June 1, 2007. As of the close of business on April 2, 2007, the record date for the Annual Meeting, there were 37,919,511 shares of common stock entitled to vote, of which there were 33,600,083 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on four matters: (i) the election of three Class II Directors for a term of three years expiring at the 2010 Annual Meeting of Stockholders, (ii) the approval of an amendment to the Company’s 2003 Incentive Stock Plan, as amended, to increase the number of shares of common stock reserved for issuance thereunder from 4,300,000 to 4,800,000 shares, (iii) the consideration of a stockholder proposal to declassify the Board of Directors, and (iv) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The voting results were as follows:
•	Election of three Class II Directors for a term of three years expiring at the 2010 Annual Meeting of Stockholders

Corinne H. Lyle	For 31,509,717	Withheld 2,090,366
Richard F. Pops	For 29,045,760	Withheld 4,554,323
Stephen A. Sherwin	For 29,046,278	Withheld 4,553,805
The three nominees for Class II Director were elected. Our Class III Director, Gary A. Lyons, continues in office until our 2008 Annual Meeting of Stockholders. Our Class I Directors, Joseph A. Mollica, Ph.D., Wylie W. Vale, Ph.D. and W. Thomas Mitchell, continue in office until our 2009 Annual Meeting of Stockholders.

•	Approval of an amendment to the Company’s 2003 Incentive Stock Plan, as amended, which increases the number of shares of common stock reserved for issuance from 4,300,000 to 4,800,000 shares

For 14,951,094	Against 7,675,938	Abstain 58,504
The amendment to the Company’s 2003 Incentive Stock Plan, as amended, was approved.

•	Consideration of a stockholder proposal to declassify the Board of Directors

For 12,348,991	Against 10,259,246	Abstain 77,299
The stockholder proposal was approved.

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007

For 33,107,855	Against 370,923	Abstain 121,304
The appointment of Ernst & Young LLP was ratified.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2007	NEUROCRINE BIOSCIENCES, INC.
/s/ TIMOTHY P. COUGHLIN
Timothy P. Coughlin
Vice President and Chief Financial Officer